UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

PROLOR BIOTECH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34676	20-0854033
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Golda Meir Street Weizmann Science Park Nes-Ziona, Israel 74140
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (866) 644-7811

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On August 29, 2013, pursuant to the terms of the previously-announced Agreement and Plan of Merger, dated as of April 23, 2013 (the “Merger Agreement”), by and among PROLOR Biotech, Inc., a Nevada corporation (“PROLOR”), OPKO Health, Inc., a Delaware corporation (“OPKO”), and POM Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of OPKO (“POM”), POM merged with and into PROLOR, with PROLOR continuing as the surviving corporation (the “Merger”). As a result of the Merger, PROLOR became a wholly-owned subsidiary of OPKO.

At the effective time of the Merger (the “Effective Time”), each outstanding share of PROLOR’s common stock, par value $0.00001 per share (the “PROLOR Common Stock”), other than shares of PROLOR common stock held by OPKO, POM, PROLOR or any wholly-owned subsidiary of OPKO or PROLOR, which were cancelled and retired immediately prior to the Effective Time, was converted into the right to receive 0.9951 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of OPKO (the “OPKO Common Stock”). No fractional shares of OPKO Common Stock will be issued to PROLOR stockholders in connection with the Merger. Instead, a PROLOR stockholder who would otherwise be entitled to a fractional share (after taking into account all certificates delivered by such stockholder) will receive one full share of OPKO Common Stock in lieu of such fractional share.

At the Effective Time, each outstanding option to purchase shares of PROLOR Common Stock (each, a “PROLOR Stock Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was converted into an option to purchase OPKO Common Stock and was assumed by OPKO in accordance with the terms of the applicable PROLOR equity incentive plan and the terms of the contract evidencing such PROLOR Stock Option. The number of shares of OPKO Common Stock subject to each assumed PROLOR Stock Option was adjusted to an amount equal to the product of (a) the number of shares of PROLOR Common Stock subject to such PROLOR Stock Option immediately before the Effective Time and (b) the Exchange Ratio, rounded down to the nearest whole share. The per share exercise price for shares of OPKO Common Stock under each assumed PROLOR Stock Option was adjusted to a price equal to the quotient of (a) the per share exercise price of such PROLOR Stock Option and (b) the Exchange Ratio, rounded up to the nearest whole cent. In addition, pursuant to the stock option agreements governing the outstanding PROLOR Stock Options, each PROLOR Stock Option, except those subject to the waiver agreements described below, became fully vested and exercisable upon the consummation of the Merger. Dr. Abraham Havron, Shai Novik and Eyal Fima, executive officers of PROLOR, or its subsidiaries, immediately before the Effective Time, each executed waiver agreements with PROLOR whereby they waived their right to acceleration of the vesting of the PROLOR Stock Options that were granted to each of them in February 2013.

At the Effective Time, each warrant to purchase shares of PROLOR Common Stock (each, a “PROLOR Warrant”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not exercisable at such time, was converted into a warrant to purchase OPKO Common Stock and OPKO assumed such warrant in accordance with the terms thereof. The number of shares of OPKO Common Stock subject to each assumed PROLOR Warrant was adjusted to an amount equal to the product of (a) the number of shares of PROLOR Common Stock subject to such PROLOR Warrant immediately before the Effective Time and (b) the Exchange Ratio, rounded up to the nearest whole share. The per share exercise price for shares of OPKO Common Stock under each assumed PROLOR Warrant was adjusted to a price equal to the quotient of (a) the per share exercise price of such PROLOR Warrant and (b) the Exchange Ratio, rounded up to the nearest whole cent.

Certain of the PROLOR’s former directors and stockholders are directors, executive officers and stockholders of OPKO. Phillip Frost, M.D., who served as Chairman of the Board of Directors of PROLOR and was a greater than 5% stockholder of PROLOR until the Effective Time, is OPKO’s Chairman and Chief Executive Officer and a greater than 5% stockholder of OPKO. Jane H. Hsiao, Ph.D., M.B.A., who was a stockholder of PROLOR and a member of the Board of Directors of PROLOR until the Effective Time, is OPKO’s Vice Chairman of its Board of Directors and Chief Technical Officer and a greater than 5% stockholder of OPKO. Steven D. Rubin, who was a stockholder of PROLOR until the effective time and is a member of the Board of Directors of PROLOR, is OPKO’s Executive Vice President – Administration, a member of the Board of Directors of OPKO, and a less than 5% stockholder of OPKO. The Board of Directors of each of the PROLOR and OPKO (with the directors noted above abstaining) approved the Merger and the Merger Agreement. The transaction was also approved and recommended to the Board of Directors of PROLOR by a special committee of PROLOR’s Board of Directors comprised solely of independent and disinterested directors.

Based on the number of shares of PROLOR Common Stock, PROLOR Warrants and PROLOR Stock Options at the Effective Time, OPKO is expected to issue an aggregate of approximately 71.5 million shares of OPKO Common Stock to the former holders of PROLOR Common Stock, PROLOR Stock Options and PROLOR Warrants in consideration for their shares of PROLOR Common Stock, PROLOR Stock Options and PROLOR Warrants.

The description of the Merger and the Merger Agreement contained in this Introduction does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of PROLOR’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2013.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2013, in connection with the closing of the Merger, PROLOR notified the NYSE MKT LLC (the “NYSE MKT”) of the completion of the Merger and requested that the NYSE MKT file a notification of removal from listing on Form 25 with the SEC to delist the PROLOR Common Stock from the NYSE and deregister the PROLOR Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The NYSE MKT halted trading in the PROLOR Common Stock effective prior to market open on August 30, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introduction, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the articles of incorporation and bylaws of PROLOR were amended and restated in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of PROLOR are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among OPKO Health, Inc., POM Acquisition, Inc. and PROLOR Biotech, Inc. dated as of April 23, 2013 (incorporated by reference to Exhibit 2.1 to PROLOR’s Current Report on Form 8-K filed with the SEC on April 29, 2013). (1)
3.1	Amended and Restated Articles of Incorporation of PROLOR Biotech, Inc.
3.2	Amended and Restated Bylaws of PROLOR Biotech, Inc.

___________________________________________

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. PROLOR will furnish copies of any such schedules and exhibits to the U.S. SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

prolor biotech, inc.

Date: August 30, 2013	By:	/s/ Shai Novik
Shai Novik
President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among OPKO Health, Inc., POM Acquisition, Inc. and PROLOR Biotech, Inc. dated as of April 23, 2013 (incorporated by reference to Exhibit 2.1 to PROLOR’s Current Report on Form 8-K filed with the SEC on April 29, 2013). (1)
3.1	Amended and Restated Articles of Incorporation of PROLOR Biotech, Inc.
3.2	Amended and Restated Bylaws of PROLOR Biotech, Inc.

___________________________________________

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. PROLOR will furnish copies of any such schedules and exhibits to the U.S. SEC upon request.